2023 Earnings Presentation February 29, 2024

Disclaimer Forward-Looking Statements Certain statements in this presentation may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage's business and projected financial results. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “could”, “estimate”, “anticipate”, “believe”, “predict”, “confident”, “potential”, “guidance”, or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; the COVID-19 pandemic, or any future similar pandemic or health epidemic; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K expected to be filed by the company with the Securities and Exchange Commission (the “SEC”) on or about March 1, 2024, and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures and Related Information This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), Adjusted EBITDA, Adjusted EBITDA by Segment, Adjusted EBITDA margin, Net Debt, Adjusted Unlevered Free Cash Flow and Adjusted Unlevered Free Cash Flow as a percentage of Adjusted EBITDA. These are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Advantage’s financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below. Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage’s financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA, Adjusted EBITDA by Segment, Adjusted EBITDA margin, Net Debt, Adjusted Unlevered Free Cash Flow and Adjusted Unlevered Free Cash Flow as a percentage of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Advantage’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Advantage’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Adjusted EBITDA and Adjusted EBITDA by Segment means net (loss) income before (i) interest expense, net, (ii) provision for (benefit from) income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) gain on deconsolidation of subsidiaries, (vii) loss on divestitures, (viii) equity-based compensation of Karman Topco L.P., (ix) changes in fair value of warrant liability, (x) stock based compensation expense, (xi) fair value adjustments of contingent consideration related to acquisitions, (xii) acquisition and divestiture related expenses,  (xiii) costs associated with COVID-19, net of benefits received, (xiv) EBITDA for economic interests in investments, (xv) reorganization expenses, (xvi) litigation expenses, (xvii) recovery from and costs associated with the Take 5 Matter and (xviii) other adjustments that management believes are helpful in evaluating our operating performance. Adjusted EBITDA Margin means adjusting net (loss) income to exclude (i) interest expense, net, (ii) provision for (benefit from) income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) gain on deconsolidation of subsidiaries, (vii) loss on divestitures, (viii) equity-based compensation of Karman Topco L.P., (ix) changes in fair value of warrant liability, (x) stock based compensation expense, (xi) fair value adjustments of contingent consideration related to acquisitions, (xii) acquisition and divestiture related expenses,  (xiii) costs associated with COVID-19, net of benefits received, (xiv) EBITDA for economic interests in investments, (xv) reorganization and restructuring expenses, (xvi) litigation expenses (recovery), (xvii) recovery from Take 5 and costs associated with the Take 5 Matter and (xviii) other adjustments that management believes are helpful in evaluating our operating performance, and then dividing this figure by total revenues.  Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations. We present Net Debt because we believe this non-GAAP measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and to evaluate changes to the Company's capital structure and credit quality assessment. Adjusted Unlevered Free Cash Flow represents net cash provided by (used in) operating activities less purchase of property and equipment as disclosed in the Statements of Cash Flows further adjusted by (i) cash paid for income taxes; (ii) cash paid for acquisition and divestiture related expenses; (iii) cash paid for reorganization expenses; (iv) cash paid for costs associated with COVID-19, net of benefits received; (v) net effect of foreign currency fluctuations on cash; (vi) cash paid for costs associated with the Take 5 Matter; and (vii) other adjustments that management believes are helpful in evaluating our operating performance. Adjusted Unlevered Free Cash Flow as a percentage of Adjusted EBITDA means Adjusted Unlevered Free Cash Flow divided by Adjusted EBITDA. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

2023: An Important Year Macroeconomic environment remains mixed Inflation and labor tightness moderating slowly Price realization represented more than 1/3rd of 2023 revenue growth excluding divestitures and FX, offsetting the majority of wage and benefit inflation in the year >2,800 net new hires in 2023 to support the business  Growth acceleration plan expected to enhance value creation Simplification to align capabilities with economic buyers New reporting segments and operational KPIs to measure success  Strengthen culture, improve financial discipline, and enhance processes Key transactions include divestitures of Atlas and a third-party eCommerce reseller and sell-down of stake in the Advantage Smollan European JV Divestiture of foodservice business and collaborations with Genpact and TCS executed in January 2024 2023 continued trend of healthy financial performance Reported Revenues of $4.2B (+4.3% vs. 2022); +6.8% excluding divestitures (including Smollan deconsolidation) and FX Adj. EBITDA of $424M (10.0% margin) declined 2.7% (down 1.7% excluding FX, acquisitions and divestitures) but was ahead of guidance and consensus Year-over-year 4Q Adj. EBITDA growth and margin expansion  Generated $429 million of adjusted unlevered free cash flow, representing approximately 101% of Adj. EBITDA Disciplined and opportunistic capital allocation strategy to maximize returns for equity holders Repurchased $136M of term loan and $32M of senior secured notes at favorable discounts to par (net leverage of 4.2x as of 12/31/2023 vs. 4.5x as of 12/31/2022) Repurchased ~2M shares for ~$6.4 million in 4Q; acquired ~2M shares in exchange for minority interest in a small foreign asset Established 2024 Guidance(1) Consolidated Revenues and Adjusted EBITDA are expected to grow low single-digits (1) 2023 comparable excludes completed divestitures, including foodservice in 2024, and Advantage Smollan JV

Enhancing Capabilities to Serve Consumer Brands and Retailers Advantage has the scale and expertise to generate demand for consumer brands and retailers, converting shoppers into buyers in every way they shop Talented & passionate people Simplification strategy Strong client & customer relationships Potential upside A clear right to win in consumer & retail Brian McRoskey, formerly with Bain & Co. joined as Chief Growth Officer in January 2024 Added >2,800 net new hires in 2023 Reduced stake in Advantage Smollan JV Divested Atlas Technology Group and Foodservice business Collaboration with Genpact and Tata Consultancy Services Secured a primary service provider agreement with a large, multinational retailer  Renewed important client / customer relationships Average relationship duration ~15 years amongst top 100 clients/customers; 90%+ retention rate Opportunities to further simplify and grow the core business Advantage provides essential services to CPG clients and retail customers that help drive their growth and ensure their success 4

Recent Actions to Simplify Advantage Key Collaborations Foodservice Divested foodservice businesses (1/31/24) ~$100M in proceeds, inclusive of 7.5% stake in combined business; Advantage to hold seat on the Acxion Board of Directors Partnered with KeyImpact to form Acxion Foodservice, industry-leading brokerage and marketing agency; allows Advantage to focus on areas of growth within its core retail capabilities while partnering in key adjacency Genpact (1/31/24) Creating an innovative, proprietary digital solution to streamline and automate processes behind Advantage BPO and administrative services Tata Consultancy Services (1/31/24) Modernizing IT support services with best-in-class provider Other Transactions Reduced stake in Advantage Smollan Limited(1) (11/30/23) Reduced stake from under 60% to a 49.6% minority position in exchange for cash and other considerations Streamlined European business to better align with operations and realize efficiencies from a reduction in back-office expense Divested Atlas Technology Group (10/27/23) ~$10M in proceeds at value accretive multiple Collaborating with Crisp through cloud-based data-sharing platform to empower and improve services for clients (1) Advantage Smollan Limited is a joint venture with the Smollan Group operating in Europe 5

PUT PEOPLE FIRST SERVE WITH HEART EXECUTE RELENTLESSLY WIN TOGETHER LEAD WITH INSIGHTS Our Values WHAT WE STAND FOR 6

Focus on Innovation Retailers interested in private brands for food and personal care 6 quarters of steady SKU count increases but below 2019 levels signaling room for enhanced innovation Inflation Abating Emerging stability to encourage typical shopping patterns ~80% of manufacturers to focus on unit volume growth 60% of retailers list private brands as a top 3 strategy Food-at-Home Food-away-from-home pricing continues to outpace food-at-home Supports grocery retail sales Shoppers Growing pockets of financially strained consumers Manufacturers and retailers must cater to two sets of consumers while managing costs Experiential Services Retailer Services Branded Services (Consumer Staples Focused Company) Macro Trends Favor Advantage  Source: Advantage Outlook first quarter 2024 survey of 100 retailers and CPG manufacturers Experiential Services, Retailer Services and Branded Services are expected to become new company segments in 1Q’24 7

CPG Manufacturers Physical Retail National Brand Retailers E-Commerce Uniquely Positioned at Intersection of… 8 Private Brand

Note: Please see the appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures. Totals may not add due to rounding  Total Advantage Sales Segment $ in millions. % margin % margin (3%) (10%) Y/Y growth Y/Y growth 2023 Marketing Segment % margin +12% Y/Y growth Adj. EBITDA Performance $ in millions. % margin % margin +2% (12%) Y/Y growth Y/Y growth 4Q’23 % margin +33% Y/Y growth

Healthy Organic Revenue Trends in 2023

Sales Segment



- Year-over-year comp impacted by divestitures, international stake sell-down and intentional client exit
- Strong realization of pricing and growth in merchandising services

Marketing Segment



- In-store sampling and demonstration event counts up ~21% year-over-year, approximately ~79% of 2019 levels (~83% in Q4; ~11K events / day)
- Successful realization of price increases
- Digital services showing improvement on sequential basis



IN-STORE SAMPLING AND DEMONSTRATION EVENT COUNT
+21% YOY
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2019
2020
2021
2022
2023

10

$ in millions. 2023 Revenues $3,693 $ in millions. 2023 Revenues and Adjusted EBITDA reflect in-year impacts of divestitures and international deconsolidation 2023 Adj. EBITDA Represents third party reseller, Atlas, and Foodservice Recent Strategic Actions $4,225 Represents ~11 months of Advantage Smollan stake reporting Represents third party reseller, Atlas, and Foodservice $424 Adjusted EBITDA (Earnings before Interest, Taxes, Depreciation, Amortization, and non-recurring items) is a non-GAAP financial measure. A reconciliation to the most comparable GAAP measure can be found in the Appendix; Note: subtotals may not tie due to interim rounding

Capitalization Summary

As of 12/31/23

Net Debt Overview

$ in millions	Maturity	Rate	Outstanding
First Lien Term Loan	2027	S+4.50%[2]	$1,149
Senior Secured Notes	2028	6.50%	743
Other Debt			5
Total Gross Debt			**$1,898**
Less: Cash and Cash Equivalents			(127)
Total Net Debt[1]			**$1,771**

4.2x Net Debt / LTM Adj. EBITDA; ~89% hedged / fixed

Maturity Schedule



$ in millions
Undrawn revolver provides excess liquidity
$1,649(3)
$500
$1,149
$743
2027E
2028E
1L Term Loan
Sr. Secured Notes

No meaningful maturities for ~3 years

Equity Capitalization

- 322,235,261 Class A Common shares outstanding
- 3,600,075 Treasury shares outstanding
- 18,578,321 Warrants @ $11.50 exercise price
- 25,577,752 RSUs and PSUs[4]
- 17,375,000 Options

Cash Detail

- Cash balance of $126.5M
- Deconsolidated $31.5M as a result of Advantage Smollan stake sell-down transaction
- 2023 share repurchases: $6.4M
- 2023 voluntary debt repurchases: $168.2M (face value)

(1) Net debt is a non-GAAP financial measure and includes Other Debt of approximately $5M. For a reconciliation of net debt to total debt, the most directly comparable GAAP counterpart, please see the appendix attached hereto
(2) First Lien Term Loan rate subject to 0.75% SOFR floor plus 0.2626% SOFR spread
(3) First Lien Term Loan that amortizes at 1% per annum, paid quarterly. Illustratively showing full $1,149 million obligation in 2027E maturity as of 12/31/23, and $500 million of the borrowing capacity of Revolving Credit Facility
(4) PSUs represent the number of underlying shares that would be issued at Target performance levels

12

2024 Guidance Strategic Action Commentary Long-term net leverage target less than 3.5x $ millions 2023 (Reported) Impact of Divestitures and Deconsolidation 2024 Guidance Revenues $4,225 $(532) Low single digit growth Adjusted EBITDA $424 $(17) Low single digit growth Adjusted Unlev. FCF $429 55%-65% of Adj. EBITDA Net Interest Expense $166 $170 - $180 CAPEX $46 $90 - $110 Expect to build on 4Q’23 momentum achieved for revenues and adjusted EBITDA growth, with continued emphasis on sampling and demonstration rebuild and pricing in response to inflation Invest heavily behind IT, namely ERP upgrade, to modernize capabilities Maintain financial discipline to drive operating efficiencies and retain working capital benefits Continue efforts to transform the business to increase focus and resources on core capabilities; ongoing evaluation of opportunities to simplify portfolio to reduce debt Share repurchases expected to help offset employee incentive-related dilution; repurchased >2.5M shares so far in 2024 Strategic actions include in-year impact of $157 million for divestitures in 2023 and January of 2024 and $374M for deconsolidation of revenues for the reduced stake in the European joint venture See the Appendix for a reconciliation of 2023 non-GAAP financial measures to the most comparable GAAP measure Note: subtotals may not tie due to interim rounding 13

Brands Retailers 20 20 20 20 3,500+ CPG Brand Clients 70,000+ Associates 300+ IT Professionals 100,000+ Retailer Outlets Advantage Customers include >2/3rd of Top 25 Retailers(2) Advantage Clients include >4/5th of Top 25 CPG Brands(1) (1) Circana 2023 (2) Euromonitor 2023 Note: Unless otherwise noted, figures as of December 31, 2023 Helping brands and retailers grow sales, lower costs, and solve problems Unmatched Operational Scale 20 15+ Trade Channels 14

MODERNIZE TRANSFORM DIFFERENTIATE Modernize financial systems Move to the cloud Upgrade talent management system Upgrade cybersecurity Unify front-line staffing and  scheduling Centralize billing Consolidate retail services, product demonstration  platforms Build a data and analytics  platform Unlock value of data and  analytics Create new capabilities Innovate through AI/automation Strategic IT and Systems Initiatives Expect to spend $160M to $170M in CAPEX for new IT initiatives through 2026

ERP Implementation

Transformation Enabler

Simplification and Enhancement	**Reduction of manual processes**
Improve speed and accuracy	**Enhance analytical capabilities**

Program Overview

- Current system is approaching end of life
- **Total 2023 – 2026 estimated investment: ~$70 – 80M**
  - ~75% Capex / ~25% Opex
  - ~40% of spend anticipated in 2024
- **Run-rate spend increase post-full deployment: ~$5M p.a.**

Phasing

2024: Plan & build
2025: Implementation
2026: Full Deployment & Stabilization

ERP project will simplify internal operations and enable better services to clients; actions expected to drive improvement in working capital (DSO reduction) and annualized cost savings and business efficiencies

16

Anticipated simplified structure expected to align capabilities and economic buyers, enabling growth

Improved collaboration can allow Advantage to move faster and better serve clients and customers with a full suite of services


BRANDED SERVICES
RETAILER SERVICES
EXPERIENTIAL SERVICES
SHARED SERVICES

Anticipated new structure to have three distinct segments:

1. Branded Services (businesses serving CPG companies)
2. Retailer Services (businesses serving retailers)
3. Experiential Services (businesses executing consumer demos)

Shared Services designed to support the three anticipated segments

Branded Services	Retailer Services	Experiential Services
~45 – 55%[1]	~20 – 30%[1]	~20 – 30%[1]
Shared Services		

Note: Segment level detail is highly preliminary and subject to change as Advantage continues to develop transformation plan for re-segmentation; [1]Represents approximate percentage of FY23 Revenues

17

Appendix

Note: Please see the appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures. Totals may not add due to rounding; 1 Excluding the impact of foreign exchange rates, acquisitions and divestitures Total Advantage Sales Segment $ in millions $ in millions % margin % margin (3%) (10%) +4% (3%) Y/Y growth Y/Y growth Y/Y growth Y/Y growth Revenues Adj. EBITDA +7%1 +1%1 Marketing Segment % margin +12% +15% Y/Y growth Y/Y growth +16%1 2023 Financial Results

Note: Please see the appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures. Totals may not add due to rounding; 1 Excluding the impact of foreign exchange rates, acquisitions and divestitures Total Advantage Sales Segment $ in millions $ in millions % margin % margin +2% (12%) (2)% (9%) Y/Y growth Y/Y growth Y/Y growth Y/Y growth Revenues Adj. EBITDA +3%1 (1)%1 Marketing Segment % margin +33% +9% Y/Y growth Y/Y growth +9%1 Q4’23 Financial Results

Non-GAAP Reconciliation (1/6)

Consolidated	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
(in thousands)				
Net income (loss)	$ 17,788	$ (1,421,729)	$ (60,318)	$ (1,377,292)
Add:				
Interest expense, net	45,850	40,831	165,802	104,459
Benefit from income taxes	(16,573)	(156,860)	(29,008)	(145,337)
Depreciation and amortization	54,390	59,078	224,697	233,075
Impairment of goodwill and indefinite-lived assets	43,500	1,572,523	43,500	1,572,523
Gain on deconsolidation of subsidiaries	(58,891)	—	(58,891)	—
(Gain) loss on divestitures	(1,140)	(90)	19,068	2,863
Equity based compensation of Topco[1]	754	208	(2,524)	(6,934)
Change in fair value of warrant liability	(873)	220	(286)	(21,236)
Fair value adjustments related to contingent consideration related to acquisitions[2]	(1,229)	(674)	10,362	4,774
Acquisition and divestiture related expenses[3]	2,503	4,149	7,024	21,039
Reorganization expenses[4]	17,620	1,636	57,021	6,094
Litigation expenses[5]	855	6,157	9,519	5,357
Costs associated with COVID-19, net of benefits received[6]	(2)	2,263	3,283	7,208
Costs associated with (recovery from) the Take 5 Matter[7]	63	377	(1,380)	2,465
Stock based compensation expense[8]	10,370	9,919	42,880	39,825
EBITDA for economic interests in investments[9]	(69)	(5,342)	(6,402)	(12,888)
Adjusted EBITDA	$ 114,916	$ 112,666	$ 424,347	$ 435,995

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
(in thousands)				
Numerator - Revenues	$ 1,079,749	$ 1,102,763	$ 4,224,846	$ 4,049,742
Denominator - Adjusted EBITDA	$ 114,916	$ 112,666	$ 424,347	$ 435,995
Adjusted EBITDA Margin	10.6%	10.2%	10.0%	10.8%

21

Non-GAAP Reconciliation (2/6)

Sales Segment	**Three Months Ended December 31,**		**Year Ended December 31,**	
	2023	**2022**	**2023**	**2022**
(in thousands)				
Operating income (loss)	$ 29,471	$ (1,389,107)	$ 38,443	$ (1,323,192)
Add:				
Depreciation and amortization	36,791	40,075	154,891	161,385
Impairment of goodwill and indefinite-lived assets	43,500	1,421,719	43,500	1,421,719
Gain on deconsolidation of subsidiaries	(58,891)	—	(58,891)	—
(Gain) loss on divestitures	(1,086)	(90)	14,911	2,863
Equity based compensation of Topco[(1)]	552	283	(1,270)	(3,721)
Fair value adjustments related to contingent consideration related to acquisitions[(2)]	(1,464)	(4,442)	6,616	550
Acquisition and divestiture related expenses[(3)]	1,817	898	4,887	11,679
Reorganization expenses[(4)]	12,166	1,307	36,853	4,826
Litigation expenses[(5)]	223	6,157	6,860	6,057
Costs associated with COVID-19, net of benefits received[(6)]	5	611	369	1,412
Stock based compensation expense[(8)]	5,439	6,016	23,850	24,025
EBITDA for economic interests in investments[(9)]	288	(5,351)	(5,764)	(13,369)
Sales Segment Adjusted EBITDA	$ 68,811	$ 78,076	$ 265,255	$ 294,234

	Three Months Ended December 31,		**Year Ended December 31,**	
	2023	**2022**	**2023**	**2022**
(in thousands)				
Numerator - Sales Segment Revenues	$ 603,297	$ 664,670	$ 2,445,015	$ 2,507,017
Denominator - Sales Segment Adjusted EBITDA	$ 68,811	$ 78,076	$ 265,255	$ 294,234
Sales Segment Adjusted EBITDA Margin	11.4%	11.7%	10.8%	11.7%

22

Non-GAAP Reconciliation (3/6)

Marketing Segment	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
(amounts in thousands)				
Operating income (loss)	$ 16,721	$ (148,431)	$ 37,747	$ (116,214)
Add:				
Depreciation and amortization	17,599	19,003	69,806	71,690
Impairment of goodwill and indefinite-lived assets	—	150,804	—	150,804
(Gain) loss on divestitures	(54)	—	4,157	—
Equity based compensation of Topco[1]	202	(75)	(1,254)	(3,213)
Fair value adjustments related to contingent consideration related to acquisitions[2]	235	3,768	3,746	4,224
Acquisition and divestiture related expenses[3]	686	3,251	2,137	9,360
Reorganization expenses[4]	5,454	329	20,168	1,268
Litigation expenses (recovery)[5]	632	—	2,659	(700)
Costs associated with COVID-19, net of benefits received[6]	(7)	1,652	2,914	5,796
Costs associated with (recovery from) the Take 5 Matter[7]	63	377	(1,380)	2,465
Stock based compensation expense[8]	4,931	3,903	19,030	15,800
EBITDA for economic interests in investments[9]	(357)	9	(638)	481
Marketing Segment Adjusted EBITDA	$ 46,105	$ 34,590	$ 159,092	$ 141,761

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
(amounts in thousands)				
Numerator - Marketing Segment Revenues	$ 476,452	$ 438,093	$ 1,779,831	$ 1,542,725
Denominator - Marketing Segment Adjusted EBITDA	$ 46,105	$ 34,590	$ 159,092	$ 141,761
Marketing Segment Adjusted EBITDA Margin	9.7%	7.9%	8.9%	9.2%

23

Three Months Ended Year Ended December 31, 2023 December 31, 2023 (amounts in thousands) Net cash provided by operating activities  $                    58,283   $              238,995  Add (Less): Purchases of property and equipment   (16,613)   (46,271) Cash payments for interest   56,748    174,767  Cash payments for income taxes   8,962    39,007  Cash received from interest rate derivatives   (7,958)   (28,808) Cash paid for acquisition and divestiture related expenses(10)   2,999    6,017  Cash paid for reorganization expenses(11)   28,754    41,187  Cash paid for costs associated with COVID-19, net of benefits received(12)   (2)   3,283  Net effect of foreign currency fluctuations on cash   3,238    1,876  Cash paid for costs associated with the Take 5 Matter (recovery from)(13)   63    (1,380) Adjusted Unlevered Free Cash Flow  $                  134,474   $              428,673  Three Months Ended Year Ended December 31, 2023 December 31, 2023 (amounts in thousands) Numerator - Adjusted Unlevered Free Cash Flow  $                  134,474   $              428,673  Denominator - Adjusted EBITDA   114,916    424,347  Unlevered Free Cash Flow as a percentage of Adjusted EBITDA 117.0% 101.0% Non-GAAP Reconciliation (4/6) 24

December 31, 2023 (amounts in millions) Current portion of long-term debt $                           13.6  Long-term debt, net of current portion 1,852.8 Less: Debt issuance costs (31.1) Total Debt 1,897.5 Less: Cash and cash equivalents 126.5  Total Net Debt $                     1,771.0  Adjusted EBITDA $                         424.3  Net Debt / Adjusted EBITDA (Net Leverage) ratio 4.2x Non-GAAP Reconciliation (5/6)

Non-GAAP Reconciliation (6/6) Represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Karman Topco L.P. (“Topco”) made to one of the equity holders of Topco and (ii) equity-based compensation expense associated with the Common Series C Units of Topco. Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions. Represents fees and costs associated with activities related to our acquisitions, divestitures, and related reorganization activities including professional fees, due diligence, and integration activities. Represents fees and costs associated with various internal reorganization activities, including professional fees, lease exit costs, severance, and nonrecurring compensation costs. Represents legal settlements, reserves, and expenses that are unusual or infrequent costs associated with our operating activities.  Represents (a) costs related to implementation of strategies for workplace safety in response to COVID-19, including additional sick pay for front-line associates and personal protective equipment; and (b) benefits received from government grants for COVID-19 relief. Represents costs associated with the Take 5 Matter, primarily, professional fees and other related costs and (cash received) from an insurance policy for claims related to the Take 5 Matter. Represents non-cash compensation expense related to the 2020 Incentive Award Plan and the 2020 Employee Stock Purchase Plan. Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements. Represents cash paid for fees and costs associated with activities related to our acquisitions and reorganization activities including professional fees, due diligence, and integration activities. Represents cash paid for fees and costs associated with various reorganization activities, including professional fees, lease exit costs, severance, and nonrecurring compensation costs. Represents cash paid or (cash received) for (a) costs related to implementation of strategies for workplace safety in response to COVID-19, including additional sick pay for front-line associates and personal protective equipment; and (b) benefits received from government grants for COVID-19 relief. Represents cash paid for costs associated with the Take 5 Matter, primarily, professional fees and other related costs and (cash received) from an insurance policy for claims related to the Take 5 Matter.

Thank you